                                                                     Exhibit 11B


                           PacifiCare Health Systems, Inc.

                Computation of Net Income per Share of Common Stock -
                                    Fully Diluted

               (Dollars and shares in thousands, except per share data)

                                                           Three months ended
                                                               December 31,
                                                         -----------------------
                                                           1996         1995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Shares outstanding at the beginning of the period          31,292       30,945

Weighted average number of shares issued during the
  period in connection with the exercise of stock
  options                                                       3           39

Dilutive shares issuable, net of shares assumed to
  have been purchased (at the greater of ending or
  average market price) for treasury with assumed
  proceeds from the contingent exercise of stock
  options and registered equity purchase contracts            549          703
--------------------------------------------------------------------------------
Total shares -- fully diluted                              31,844       31,687
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Net income                                              $  31,757    $  27,979
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Fully diluted earnings per share                        $    1.00    $    0.88
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                          19